BANK OF AMERICA

Bank of America Reports Quarterly Net Income of $4.9 Billion, EPS of $0.51

CET1 Ratio Improved to 11.9%, Average Deposits up $320 Billion to $1.7 Trillion, Average Global Liquidity Sources Grew $307 Billion to $859 Billion[(A)(B)]

Q3-20 Financial Highlights[1]

- Net income of $4.9 billion, or $0.51 per diluted share
- Provision for credit losses increased to $1.4 billion, driven by COVID-19 impacts in commercial
- Revenue, net of interest expense, decreased 11% to $20.3 billion
  - Net interest income (NII)[(D)] down 17% to $10.1 billion, driven by lower interest rates
  - Noninterest income declined 4% to $10.2 billion, primarily reflecting lower consumer fees as well as improved trading and investment banking results
- Noninterest expense decreased 5% to $14.4 billion as higher net costs related to COVID-19 and higher litigation expense were more than offset by the absence of a $2.1 billion Merchant Services impairment charge recorded in the year-ago quarter
- Loan and lease balances in the business segments rose $27 billion, or 3%, to $950 billion
- Deposits rose $320 billion, or 23%, to $1.7 trillion
- Common equity tier 1 (CET1) ratio increased 50 basis points to 11.9% (Standardized approach), versus 9.5% required minimum[(A)]
- Book value per common share rose 5% to $28.33; tangible book value per common share rose 5% to $20.23[3]

From Chairman and CEO Brian Moynihan:

"As the economy continued to recover, we generated nearly $5 billion in earnings this quarter, reflecting the diversity of our business model, our industry-leading market position and digital capabilities, and our adherence to responsible growth.

"Our Consumer business earned $2.1 billion as asset quality remained sound and spending rebounded. Our Wealth Management business showed once again why it is an industry leader in providing timely advice and guidance to clients, and our Global Banking and Global Markets businesses continued to support the global economy by helping clients raise capital, manage risk and increase liquidity.

"We also supported our communities by making progress on our $1 billion commitment to drive racial equality and issuing a $2 billion Equality Progress Sustainability Bond. I want to thank our teammates for their exceptional work under extraordinarily difficult circumstances."

Q3-20 Business Segment Highlights[1,2(C)]

Consumer Banking

- **Net income of $2.1 billion**
- Loans up 5% to $319 billion; deposits up 21% to $861 billion
- Consumer investment assets up 20% to $267 billion, driven by flows of $24 billion since Q3-19
- **Client Support Actions:**
  - ~343,000 Paycheck Protection Program loans to small business owners YTD; ~$25 billion in outstanding balances
  - Processed ~1.8 million payment deferrals YTD, of which ~100,000 were still in place as of September 30

Global Wealth and Investment Management

- **Net income of $749 million**
- Record client balances of $3.1 trillion, up 6%, driven by higher market valuations and client flows
- Loans up 9% to $186 billion; deposits up 15% to $292 billion
- Merrill added ~17,000 net new households YTD, and Private Bank added more than 1,400 net new relationships YTD
- **Client Support Actions:**
  - 77% of Wealth Management clients used online or mobile platform
  - Record 100,000+ WebEx meetings hosted by Merrill Lynch Wealth Management Financial Advisors, up nearly 7 times vs. Q3-19
  - Private Bank teams averaged 1,850 client interactions/day YTD

Global Banking

- **Net income of $926 million**
- Firmwide investment banking fees (excl. self-led) up 15% to $1.8 billion; second-best quarter in firm's history
- No. 3 ranking in investment banking fees YTD[(E)]
- Loans down 1% to $373 billion; deposits up 31% to $471 billion
- **Client Support Actions:**
  - Raised $617 billion in capital YTD on behalf of clients
  - Issued $2 billion Equality Progress Sustainability Bond to help reduce inequalities in Black and Hispanic/Latino communities

Global Markets

- **Net income of $857 million**
- Sales and trading revenue of $3.2 billion, including net debit valuation adjustment (DVA) losses of $116 million
- Excluding net DVA, sales and trading revenue increased 4% to $3.3 billion[(F)]
  - FICC increased 3% to $2.1 billion[(F)]
  - Equities increased 6% to $1.2 billion[(F)]
- **Client Support Action:**
  - Supported clients by providing liquidity and a strong and resilient trading platform

See page 10 for endnotes.

[1] Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.
[3] Tangible book value per common share represents a non-GAAP financial measure. For more information, see page 18.

1

Bank of America Financial Highlights(G)

($ in billions, except per share data)	Three months ended 9/30/2020	6/30/2020	9/30/2019
Total revenue, net of interest expense	**$20.3**	$22.3	$22.8
Provision for credit losses	**1.4**	5.1	0.8
Noninterest expense	**14.4**	13.4	15.2
Pretax income	**4.5**	3.8	6.9
Pretax, pre-provision income[1(G)]	**5.9**	8.9	7.6
Income tax expense	**(0.3)**	0.3	1.1
Net Income	**4.9**	3.5	5.8
Diluted earnings per share	**$0.51**	$0.37	$0.56

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 18.

From Chief Financial Officer Paul Donofrio:

"The past nine months have tested us and I'm proud to say that our teammates have responded extraordinarily well – continuing to deliver for our customers, our communities and our shareholders. In addition to providing billions of dollars in credit and liquidity to clients, and committing billions more to the communities in which we live and work, we have earned more than twice our dividend in every quarter since the crisis began. Equally important, our capital position and credit reserves increased this quarter, which positions us to continue to be a source of strength for all of our stakeholders."

Supporting Employees, Clients and Communities

Employees

- Extensive steps to help protect and support employees working in offices, including enhanced cleanings, providing personal protective equipment and installing thousands of wellness barriers
- Expanded employee benefits (no-cost coronavirus testing in U.S.; no-fee Teladoc; enhanced backup child care, including reimbursement of up to $100 per day; physical and emotional wellness resources; and vacation and personal day flexibility)
- Dedicated communications and outreach to employees and family members about available resources, including Life Event Services and Employee Assistance Program counseling services
- Employee Relief Fund provides grants to U.S.-based employees experiencing emergency hardships
- 24K,000 employees have been reskilled and realigned YTD to serve in new capacities and support our clients
- Committed to no COVID-19-related layoffs in 2020

Communities

- Announced $1 billion, four-year initiative to help drive racial equality and economic opportunity in communities of color
- Announced $25 million commitment to the launch of a new Smithsonian Institution initiative to further how Americans understand, experience and confront issues involving race
- Committed $100 million to support and address pressing needs of health crisis, including health care, food and education
- Committed to provide up to $250 million in capital to community development financial institutions (CDFIs) and up to $10 million in philanthropic grants to help fund CDFI operations
- Issued $2 billion Equality Progress Sustainability Bond to advance racial equality, economic opportunity and environmental sustainability
- Issued $1 billion corporate social bond; first bond issued by a U.S. commercial bank entirely focused on fighting COVID-19

Clients

- Extensive efforts to keep clients safe, including enhanced cleanings, personal protective equipment, wellness barriers, physical distancing, virtual client meetings and opening drive-up windows
- Proactive client outreach across all businesses, including:
  - Millions of letters and emails and placing outbound calls to Consumer and Small Business clients
  - Thousands of calls, meetings and broadcasts to actively advise and connect with Wealth Management and Private Bank clients
  - Proactive guidance and market insight from BofA Global Research and Investment Insights teams
- ~343,000 Paycheck Protection Program loans to small business owners YTD; ~$25 billion in outstanding balances (avg. of $74,000; 99% of loans to businesses with <100 employees)
- Processed more than 16 million Economic Impact Payments YTD, totaling more than $26 billion for clients and non-clients
- Provided relief from various fees, including overdraft, non-sufficient funds, monthly maintenance and late charges
- Processed ~1.8 million payment deferral requests YTD across credit card, auto, mortgage and home equity, and small business loans through our Client Assistance Program, of which ~100,000 are still in place
- No negative credit bureau reporting for previously up-to-date clients requesting financial relief
- Raised $617 billion in capital for clients across debt/equity markets YTD
- Ensuring reliable access for clients' financial needs through 24/7 access to mobile and online banking tools, virtual communication tools, continued access to cash, and ~4,300 financial centers and other bank offices
- Supported clients by providing liquidity and a strong and resilient trading platform

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income declined $1.3 billion to $2.1 billion, reflecting the impact of lower interest rates, lower consumer fees and higher operating costs associated with measures to protect the health and safety of employees and clients
- Revenue of $8.0 billion decreased 17%, driven by lower NII from lower rates, as well as lower service charges and lower card income, driven by reduced credit card activity
- Provision for credit losses decreased 48% to $479 million, driven by a reserve release[(H)] of $179 million due to an improved macroeconomic environment and lower credit card balances
  - Net charge-off ratio improved to 0.82%, compared to 1.18%
- Noninterest expense increased 10% to $4.8 billion, driven primarily by incremental expense to support customers and employees during COVID-19
  - Continued investment in new and renovated financial centers, client professionals and digital capabilities, offset by the benefits of digital usage

Business Highlights[1,3(C)]

- Average deposits grew $152 billion, or 21%; average loans grew $15 billion, or 5%, driven by growth in residential mortgages and Small Business (PPP) loans
- Consumer investment assets grew $44 billion, or 20%, to $267 billion, driven by client flows and market performance
  - $24 billion of client flows since Q3-19
  - 3 million client accounts, up 10% YoY
- Combined credit/debit card spend up 2%
- 6.9 million Consumer customers enrolled in Preferred Rewards, with 99% retention rate

Digital Usage Continued to Grow[1]

- 39.3 million active digital banking users, up 3%
- 30.6 million active mobile banking users, up 7%
- Digital sales were 44% of all Consumer Banking sales
- 2.3 billion digital logins in Q3-20
- 12.2 million active Zelle® users, now including small businesses; sent and received 140 million transfers worth $39 billion in Q3-20, up 88%
- ~688,000 digital appointments with an associate

Financial Results[1]

	Three months ended		
($ in millions)	9/30/2020	6/30/2020	9/30/2019
Total revenue[2]	**$8,039**	$7,852	$9,724
Provision for credit losses	**479**	3,024	917
Noninterest expense	**4,842**	4,734	4,399
Pretax income	**2,718**	94	4,408
Income tax expense	**666**	23	1,080
Net income	**$2,052**	$71	$3,328

Business Highlights[1,3 (C)]

	Three months ended		
($ in billions)	9/30/2020	6/30/2020	9/30/2019
Average deposits	**$861.0**	$810.7	$709.3
Average loans and leases	**318.8**	321.6	303.8
Consumer investment assets (EOP)	**266.7**	246.1	223.2
Active mobile banking users (MM)	**30.6**	30.3	28.7
Number of financial centers	**4,309**	4,298	4,302
Efficiency ratio	**60 %**	60 %	45 %
Return on average allocated capital	**21**	1	36
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$81.3**	$86.2	$94.4
Total credit/debit spend	**166.1**	143.3	162.0
Risk-adjusted margin	**9.7 %**	8.5 %	8.5 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.

Continued Business Leadership

- No. 1 Consumer Deposit Market Share (Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data)
- No. 1 Small Business Lender (FDIC, Q2-20)
- No. 1 Online Banking and Mobile Banking Functionality (Keynova Q2-20 Online Banker Scorecard, Javelin 2020 Online and Mobile Banking Scorecards)
- No. 1 in Prime Auto Credit Distribution of New Originations Among Peers (Experian AutoCount; franchised dealers; largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of July 2020)
- No. 1 Digital Checking Account Sales Functionality (Forrester, January 2020)
- Named North America's Best Digital Bank (Euromoney, July 2020)
- Best Mortgage Lender for First-Time Homebuyers (Nerdwallet, 2020)
- Five Star Ranking Overall - Named a Top Online Stock Broker (Nerdwallet, 2020)

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income down $348 million to $749 million
- Revenue decreased 7% to $4.5 billion as lower NII more than offset higher asset management fees
- Provision for credit losses decreased $13 million to $24 million
- Noninterest expense increased $116 million to $3.5 billion, driven primarily by higher revenue-related incentives and investments in primary sales professionals

Business Highlights[1(C)]

- Total client balances up $161 billion, or 6%, to a record $3.1 trillion
  - Average deposits increased $37 billion, or 15%, to $292 billion; average loans and leases grew $15 billion, or 9%, to $186 billion
  - AUM flows of $1 billion in Q3-20

Merrill Lynch Wealth Management Highlights[1]

- **Strong Client Growth and Advisor Engagement**
  - Record client balances of $2.6 trillion, up 5%
  - Record AUM balances of nearly $1 trillion, up 6%
  - Added ~3,600 net new households in Q3-20
  - Record number of forms signed via eSignature and Mobile Easy Sign in Q3, up more than 4 times
- **Digital Usage Continued to Grow**
  - 77% of clients actively using online or mobile platform; record 36% Merrill Lynch mobile app usage, up 39%
  - Record levels of advisor/client digital communications; 370,000+ secure texts, up 58%
  - Record number of checks deposited digitally on Merrill Lynch; 48% of all eligible checks deposited digitally, up 47%

Bank of America Private Bank Highlights[1]

- **Strong Client Engagement**
  - Record client balances of $496 billion, up 7%
  - Added more than 200 net new relationships in Q3
    - Client teams averaged 1,850 client interactions per day YTD
- **Digital Usage Continued to Grow**
  - Record 77% client adoption across online and mobile platforms; record 20% Private Bank mobile app usage, up from 12%
  - Record 71% of checks deposited digitally on BAC platform, up 14%
  - Record logins in Q3-20, up 45%
    - Once logged in, clients are using features more frequently: Erica sessions up 95%, Zelle transactions up 79%, and digital wallet transactions up 35%

Financial Results[1]

	Three months ended		
($ in millions)	**9/30/2020**	**6/30/2020**	**9/30/2019**
Total revenue[2]	**$4,546**	$4,425	$4,904
Provision for credit losses	**24**	136	37
Noninterest expense	**3,530**	3,463	3,414
Pretax income	**992**	826	1,453
Income tax expense	**243**	202	356
Net income	**$749**	$624	$1,097

Business Highlights[1(C)]

	Three months ended		
($ in billions)	**9/30/2020**	**6/30/2020**	**9/30/2019**
Average deposits	**$291.8**	$287.1	$254.5
Average loans and leases	**185.6**	182.2	170.4
Total client balances (EOP)	**3,066.6**	2,927.8	2,906.0
AUM flows	**1.4**	3.6	5.5
Pretax margin	**22 %**	19 %	30 %
Return on average allocated capital	**20**	17	30

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 U.S. wealth management market position across client assets, deposits and loans (U.S.-based, full-service wirehouse peers based on Q2-20 earnings releases)
- No. 1 in personal trust assets under management (Industry Q2-20 FDIC call reports)
- Most advisors (284) on Barron's 2020 Top 1,200 Financial Advisors list for the 11th consecutive year
- Most advisors (240) named to Forbes' Top Womens Wealth Advisors list
- Most advisors (1,013) on Forbes' Best-In-State Wealth Advisors list
- No. 1 in Forbes' Top Next-Generation Advisors (2020)
- No. 1 in Financial Times' Top 401k Retirement Plan Advisers (2019)
- No. 1 in Barron's Top 100 Women Advisors (2020)
- Digital Wealth Impact Innovation Award for Digital Engagement (AITE Group, 2020)

4

BANK OF AMERICA

Global Banking[1,2]

- Net income decreased $1.2 billion to $926 million
- Revenue of $4.5 billion decreased 13%, as lower NII more than offset higher investment banking fees
- Provision for credit losses increased $763 million to $883 million, due to higher reserve build[(H)] from COVID-19-impacted industries, such as travel and entertainment
- Noninterest expense increased 7% to $2.4 billion, driven by continued investments in the business, including for Merchant Services

Business Highlights[1,2(C)]

- Average deposits increased $111 billion, or 31%, to $471 billion, reflecting client flight to safety
- Average loans and leases declined $4 billion, or 1%, to $373 billion, driven by client paydowns
- Total corporation investment banking fees increased 15%, to $1.8 billion (excl. self-led), driven by strong equity performance, up 116%

Digital Usage Continued to Grow[1]

- ~500,000 CashPro® Online users (digital banking platform) across commercial, corporate and business banking businesses
- CashPro Mobile active users increased 39% and logins increased 54% (rolling 12 months, YoY)
- CashPro Mobile app payment approvals value is $187 billion, volume increased 111% (rolling 12 months, YoY)
- Number of checks deposited via CashPro Mobile app is up 117%, and dollar volume increased 185% (rolling 12 months, YoY)
- 16 million incoming receivables were digitally matched in last 12 months using Intelligent Receivables, which uses AI to match payments and accounts receivables (August 2020)
- Mobile Wallet adoption for commercial cards grew by 67% YoY (August 2020)

Financial Results[1]

	Three months ended		
($ in millions)	**9/30/2020**	**6/30/2020**	**9/30/2019**
Total revenue[2,3]	**$4,517**	$5,091	$5,212
Provision for credit losses	**883**	1,873	120
Noninterest expense	**2,365**	2,224	2,219
Pretax income	**1,269**	994	2,873
Income tax expense	**343**	268	776
Net income	**$926**	$726	$2,097

Business Highlights[1,2(C)]

	Three months ended		
($ in billions)	**9/30/2020**	**6/30/2020**	**9/30/2019**
Average deposits	**$471.3**	$493.9	$360.5
Average loans and leases	**373.1**	423.6	377.1
Total Corp. IB fees (excl. self-led)[2]	**1.8**	2.2	1.5
Global Banking IB fees[2]	**1.0**	1.2	0.9
Business Lending revenue	**1.8**	1.9	2.1
Global Transaction Services revenue	**1.6**	1.8	2.1
Efficiency ratio	**52 %**	44 %	43 %
Return on average allocated capital	**9**	7	20

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Continued Business Leadership

- North America's Best Bank for Small to medium-sized enterprises (Euromoney, 2020)
- Best Overall Brand: Middle Market Banking (Greenwich, 2019)
- North America and Latin America's Best Bank for Transaction Services (Euromoney, 2020)
- 2019 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management (Greenwich, 2019)
- Relationships with 74% of Global Fortune 500 and 95% of U.S. Fortune 1000 (2020)

5

BANK OF AMERICA

Global Markets[1,2]

- Net income increased $9 million to $857 million
  - Excluding net DVA, net income increased 10% to $945 million[4]
- Revenue of $4.3 billion increased 11%, driven by increases in sales and trading, investment banking fees, and card income
  - Excluding net DVA, revenue increased 13%[4]
- Noninterest expense increased $427 million, or 16%, to $3.1 billion, driven by higher activity-based expenses for both card and trading
- Average VaR of $109 million[5] driven by the inclusion of market volatility from the COVID-19 crisis in the look-back period

Business Highlights[1,2(C)]

- Reported sales and trading revenue of $3.2 billion
- Excluding net DVA, sales and trading revenue increased 4% to $3.3 billion[(F)]
  - FICC revenue increased 3% to $2.1 billion, driven by stronger performance in mortgage and foreign exchange products
  - Equities revenue increased 6% to $1.2 billion, driven by increased client activity in Asia

Additional Highlights

- 675+ research analysts covering 3,250+ companies, 1,350+ corporate bond issuers across 55+ economies and 24 industries

Financial Results[1]

	Three months ended		
($ in millions)	**9/30/2020**	**6/30/2020**	**9/30/2019**
Total revenue[2,3]	**$4,283**	$5,350	$3,863
Net DVA[4]	**(116)**	(261)	(15)
Total revenue (excl. net DVA)[2,3,4]	**$4,399**	$5,611	$3,878
Provision for credit losses	**21**	105	0
Noninterest expense	**3,104**	2,682	2,677
Pretax income	**1,158**	2,563	1,186
Income tax expense	**301**	666	338
Net income	**$857**	$1,897	$848
Net income (excl. net DVA)[4]	**$945**	$2,095	$859

Business Highlights[1,2(C)]

	Three months ended		
($ in billions)	**9/30/2020**	**6/30/2020**	**9/30/2019**
Average total assets	**$681.0**	$663.1	$687.4
Average trading-related assets	**485.3**	467.0	498.8
Average loans and leases	**72.3**	74.1	71.6
Sales and trading revenue[2]	**3.2**	4.2	3.2
Sales and trading revenue (excl. net DVA)[2(F)]	**3.3**	4.4	3.2
Global Markets IB fees[2]	**0.7**	0.9	0.6
Efficiency ratio	**72 %**	50 %	69 %
Return on average allocated capital	**9**	21	10

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote F on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $109MM, $81MM and $34MM for Q3-20, Q2-20 and Q3-19, respectively.

Continued Business Leadership

- CMBS Bank of the Year (GlobalCapital US Securitization Awards, 2020)
- Derivatives House of the Year (Risk Awards 2020)
- Equity Derivatives House of the Year (GlobalCapital, 2020)
- Derivatives and Interest Rate Derivatives House of the Year (IFR Awards, 2019)
- No. 1 Global Research Firm (Institutional Investor, 2019)
- No. 1 Global Fixed Income Research Team (Institutional Investor, 2019)
- No. 1 Quality Leader in U.S. Fixed Income Overall Trading Quality and No. 1 U.S. Fixed Income Overall Service Quality (Greenwich, 2019)
- Quality Leader in Global Foreign Exchange Sales and Corporate FX Sales (Greenwich, 2019)
- Share Leader in U.S. Fixed Income Market Share (Greenwich, 2019)
- No. 1 Municipal Bonds Underwriter (Refinitiv, 2020)

6

All Other1 1 • Net income of $297 million, compared to a loss of Financial Results $1.6 billion Three months ended – Q3-19 included Merchant Services impairment ($ in millions) 9/30/2020 6/30/2020 9/30/2019 charge of $2.1 billion (pretax) related to the Total revenue2 $(935) $(264) $(748) notice of termination of the merchant services joint venture Provision for credit losses (18) (21) (295) • Q3-20 total corporation effective tax rate includes Noninterest expense 560 307 2,460 a positive $700 million tax adjustment to increase Pretax loss (1,477) (550) (2,913) the carrying value of U.K. deferred tax assets, Income tax expense (benefit) (1,774) (765) (1,320) driven by enactment of U.K. tax rate change in the quarter, and reflects a partial reversal of amounts Net income (loss) $297 $215 $(1,593) written down in prior years 1 Comparisons are to the year-ago quarter unless noted. 2 • Total corporate litigation expense increased $284 Revenue, net of interest expense. million to $636 million Note: All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. 7

BANK OF AMERICA

Credit Quality

Charge-offs

- Total net charge-offs decreased $174 million, or 15%, from Q2-20 to $972 million
  - Consumer net charge-offs decreased $170 million from the prior quarter to $564 million, aided by benefits of deferrals and government stimulus
  - Commercial net charge-offs relatively flat from the prior quarter at $408 million
- Net charge-off ratio decreased 5 basis points from the prior quarter to 0.40%

Provision for credit losses

- Provision expense decreased $3.7 billion from the prior quarter to $1.4 billion; net reserve build(H) of $417 million in Q3-20
  - Commercial reserve build of $686 million, driven by COVID-19 impacted industries such as travel and entertainment
  - Consumer reserve release of $269 million due to improving macroeconomic environment and lower credit card balances

Allowance for credit losses[4]

- Allowance for credit losses, including unfunded commitments, increased 2% from the prior quarter to $21.5 billion, driven by a net reserve build of $417 million
  - Allowance for loan and lease losses increased $207 million, or 1%, from the prior quarter to $19.6 billion, representing 2.07% of total loans and leases
- Nonperforming loans (NPLs) increased $157 million from Q2-20 to $4.6 billion, driven by consumer real estate due to expired deferrals
- Commercial reservable criticized utilized exposure increased $9.8 billion from the prior quarter to $35.7 billion
  - Largest increases included Hotels and Airlines

Highlights[1]

	Three months ended		
($ in millions)	9/30/2020	6/30/2020	9/30/2019
Provision for credit losses	**$1,389**	$5,117	$779
Net charge-offs	**972**	1,146	811
Net charge-off ratio[2]	**0.40 %**	0.45 %	0.34 %
At period-end			
Nonperforming loans and leases	**$4,550**	$4,393	$3,476
Nonperforming loan and leases ratio	**0.48 %**	0.44 %	0.36 %
Allowance for loan and lease losses	**$19,596**	$19,389	$9,433
Allowance for loan and lease losses ratio[3]	**2.07 %**	1.96 %	0.98 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.
[4] The Company's adoption of the new CECL accounting standard effective January 1, 2020 measures the allowance based on management's best estimate of lifetime expected credit losses inherent in the Company's lending activities. Prior periods presented reflect measurement of the allowance based on management's estimate of probable incurred credit losses.

Note: Ratios do not include loans accounted for under the fair value option.

See page 10 for endnotes.

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(A)(B)(C)]

	Three months ended		
	9/30/2020	6/30/2020	9/30/2019
Ending Balance Sheet			
Total assets	**$2,738.5**	$2,741.7	$2,426.3
Total loans and leases	**955.2**	998.9	972.9
Total loans and leases in business segments (excluding All Other)	**932.1**	973.8	933.2
Total deposits	**1,702.9**	1,718.7	1,392.8
Average Balance Sheet			
Average total assets	**$2,739.7**	$2,704.2	$2,412.2
Average loans and leases	**974.0**	1,031.4	964.7
Average deposits	**1,695.5**	1,658.2	1,375.1
Funding and Liquidity			
Long-term debt	**$255.7**	$261.6	$243.4
Global Liquidity Sources, average[(B)]	**859**	796	552
Equity			
Common shareholders' equity	**$245.4**	$242.2	$244.8
Common equity ratio	**9.0 %**	8.8 %	10.1 %
Tangible common shareholders' equity[1]	**$175.2**	$172.4	$174.9
Tangible common equity ratio[1]	**6.6 %**	6.5 %	7.4 %
Per Share Data			
Common shares outstanding (in billions)	**8.66**	8.66	9.08
Book value per common share	**$28.33**	$27.96	$26.96
Tangible book value per common share[1]	**20.23**	19.90	19.26
Regulatory Capital[(A)]			
CET1 capital	**$173.2**	$171.0	$169.2
Standardized approach			
Risk-weighted assets	**$1,459**	$1,475	$1,484
CET1 ratio	**11.9 %**	11.6 %	11.4 %
Advanced approaches			
Risk-weighted assets	**$1,363**	$1,504	$1,440
CET1 ratio	**12.7 %**	11.4 %	11.7 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.9 %**	7.1 %	6.6 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18 of this press release.

9

Endnotes

A Regulatory capital ratios at September 30, 2020 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for both quarters ended September 30, 2020 and 2019 and the Advanced approaches for the quarter ended June 30, 2020. Supplementary leverage exposure at both September 30, 2020 and June 30, 2020 excludes U.S. Treasury Securities and deposits at Federal Reserve Banks.

B Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

C We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

D We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. Net interest income on an FTE basis was $10.2 billion, $11.0 billion and $12.3 billion for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively. The FTE adjustment was $114 million, $128 million and $148 million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

E Source: Dealogic as of October 1, 2020.

F Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non-GAAP financial measures. Net DVA (losses) were $(116) million, $(261) million and $(15) million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively. FICC net DVA (losses) were $(107) million, $(245) million and $(18) million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively. Equities net DVA gains (losses) were $(9) million, $(16) million and $3 million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

G Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back the provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see below for segments and page 18 for total company.

(Dollars in millions)

	Third Quarter 2020				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Pretax income	**$ 2,718**	**$ 992**	**$ 1,269**	**$ 1,158**	**$ (1,477)**
Provision for credit losses	**479**	**24**	**883**	**21**	**(18)**
Pretax, pre-provision income	**$ 3,197**	**$ 1,016**	**$ 2,152**	**$ 1,179**	**$ (1,495)**
	Second Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Pretax income	$ 94	$ 826	$ 994	$ 2,563	$ (550)
Provision for credit losses	3,024	136	1,873	105	(21)
Pretax, pre-provision income	$ 3,118	$ 962	$ 2,867	$ 2,668	$ (571)
	Third Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Pretax income	$ 4,408	$ 1,453	$ 2,873	$ 1,186	$ (2,913)
Provision for credit losses	917	37	120	—	(295)
Pretax, pre-provision income	$ 5,325	$ 1,490	$ 2,993	$ 1,186	$ (3,208)

H Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

10

Contact Information and Investor Conference Call Invitation Investor Call Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss third- Information quarter 2020 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from October 14 through October 23. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Jerry Dubrowski, Bank of America, 1.646.855.1195 (office) or lee.mcentire@bofa.com 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,900 lending centers, 2,500 financial centers with a Consumer Investment Financial Solutions Advisor and approximately 2,300 business centers; approximately 17,000 ATMs; and award-winning digital banking with approximately 39 million active users, including approximately 31 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry- leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London InterBank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes to the U.S. presidential administration and Congress; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global economy, financial market conditions and our business, results of operations and financial condition; the impact of natural disasters, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. 12 www.bankofamerica.com

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
Summary Income Statement	**2020**	2019	**2020**	2020	2019
Net interest income	**$ 33,107**	$ 36,751	**$ 10,129**	$ 10,848	$ 12,187
Noninterest income	**32,322**	32,144	**10,207**	11,478	10,620
Total revenue, net of interest expense	**65,429**	68,895	**20,336**	22,326	22,807
Provision for credit losses	**11,267**	2,649	**1,389**	5,117	779
Noninterest expense	**41,286**	41,661	**14,401**	13,410	15,169
Income before income taxes	**12,876**	24,585	**4,546**	3,799	6,859
Income tax expense	**452**	4,149	**(335)**	266	1,082
Net income	**$ 12,424**	$ 20,436	**$ 4,881**	$ 3,533	$ 5,777
Preferred stock dividends	**1,159**	1,186	**441**	249	505
Net income applicable to common shareholders	**$ 11,265**	$ 19,250	**$ 4,440**	$ 3,284	$ 5,272
Average common shares issued and outstanding	**8,762.6**	9,516.2	**8,732.9**	8,739.9	9,303.6
Average diluted common shares issued and outstanding	**8,800.5**	9,565.7	**8,777.5**	8,768.1	9,353.0
Summary Average Balance Sheet					
Total debt securities	**$ 491,664**	$ 445,104	**$ 533,261**	$ 476,060	$ 447,126
Total loans and leases	**998,473**	953,169	**974,018**	1,031,387	964,733
Total earning assets	**2,284,909**	2,024,687	**2,374,926**	2,358,782	2,038,720
Total assets	**2,646,607**	2,390,943	**2,739,684**	2,704,186	2,412,223
Total deposits	**1,598,031**	1,370,178	**1,695,488**	1,658,197	1,375,052
Common shareholders' equity	**242,626**	245,329	**243,896**	242,889	246,630
Total shareholders' equity	**266,062**	268,223	**267,323**	266,316	270,430
Performance Ratios					
Return on average assets	**0.63 %**	1.14 %	**0.71 %**	0.53 %	0.95 %
Return on average common shareholders' equity	**6.20**	10.49	**7.24**	5.44	8.48
Return on average tangible common shareholders' equity [1]	**8.71**	14.67	**10.16**	7.63	11.84
Per Common Share Information					
Earnings	**$ 1.29**	$ 2.02	**$ 0.51**	$ 0.38	$ 0.57
Diluted earnings	**1.28**	2.01	**0.51**	0.37	0.56
Dividends paid	**0.54**	0.48	**0.18**	0.18	0.18
Book value	**28.33**	26.96	**28.33**	27.96	26.96
Tangible book value [1]	**20.23**	19.26	**20.23**	19.90	19.26

Summary Period-End Balance Sheet	**September 30 2020**	June 30 2020	September 30 2019
Total debt securities	**$ 584,397**	$ 471,861	$ 444,594
Total loans and leases	**955,172**	998,944	972,910
Total earning assets	**2,360,146**	2,391,043	2,051,511
Total assets	**2,738,452**	2,741,688	2,426,330
Total deposits	**1,702,880**	1,718,666	1,392,836
Common shareholders' equity	**245,423**	242,210	244,781
Total shareholders' equity	**268,850**	265,637	268,387
Common shares issued and outstanding	**8,661.5**	8,664.1	9,079.3

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
Credit Quality	**2020**	2019	**2020**	2020	2019
Total net charge-offs	**$ 3,240**	$ 2,689	**$ 972**	$ 1,146	$ 811
Net charge-offs as a percentage of average loans and leases outstanding [2]	**0.44 %**	0.38 %	**0.40 %**	0.45 %	0.34 %
Provision for credit losses	**$ 11,267**	$ 2,649	**$ 1,389**	$ 5,117	$ 779

	September 30 2020	June 30 2020	September 30 2019
Total nonperforming loans, leases and foreclosed properties [3]	**$ 4,730**	$ 4,611	$ 3,723
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	**0.50 %**	0.47 %	0.39 %
Allowance for loan and lease losses	**$ 19,596**	$ 19,389	$ 9,433
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	**2.07 %**	1.96 %	0.98 %

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries

Selected Financial Data (continued)

(Dollars in millions)

Capital Management	**September 30 2020**	June 30 2020	September 30 2019
Regulatory capital metrics [4]**:**			
Common equity tier 1 capital	**$ 173,213**	$ 171,020	$ 169,203
Common equity tier 1 capital ratio - Standardized approach	**11.9 %**	11.6 %	11.4 %
Common equity tier 1 capital ratio - Advanced approaches	**12.7**	11.4	11.7
Tier 1 leverage ratio	**7.4**	7.4	8.2
Tangible equity ratio [5]	**7.4**	7.3	8.4
Tangible common equity ratio [5]	**6.6**	6.5	7.4

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at September 30, 2020 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for both quarters ended September 30, 2020 and 2019 and the Advanced approaches for the quarter ended June 30, 2020.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18.

Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Third Quarter 2020				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 8,039**	**$ 4,546**	**$ 4,517**	**$ 4,283**	**$ (935)**
Provision for credit losses	**479**	**24**	**883**	**21**	**(18)**
Noninterest expense	**4,842**	**3,530**	**2,365**	**3,104**	**560**
Net income	**2,052**	**749**	**926**	**857**	**297**
Return on average allocated capital [(1)]	**21 %**	**20 %**	**9 %**	**9 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 318,751**	**$ 185,587**	**$ 373,118**	**$ 72,319**	**$ 24,243**
Total deposits	**860,999**	**291,845**	**471,288**	**56,475**	**14,881**
Allocated capital [(1)]	**38,500**	**15,000**	**42,500**	**36,000**	**n/m**
Quarter end					
Total loans and leases	**$ 312,447**	**$ 187,211**	**$ 356,919**	**$ 75,475**	**$ 23,120**
Total deposits	**872,022**	**295,893**	**465,399**	**56,727**	**12,839**

	Second Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 7,852	$ 4,425	$ 5,091	$ 5,350	$ (264)
Provision for credit losses	3,024	136	1,873	105	(21)
Noninterest expense	4,734	3,463	2,224	2,682	307
Net income (loss)	71	624	726	1,897	215
Return on average allocated capital [(1)]	1 %	17 %	7 %	21 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 321,558	$ 182,150	$ 423,625	$ 74,131	$ 29,923
Total deposits	810,700	287,109	493,918	45,083	21,387
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 325,105	$ 184,293	$ 390,108	$ 74,342	$ 25,096
Total deposits	854,017	291,740	500,918	52,842	19,149

	Third Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,724	$ 4,904	$ 5,212	$ 3,863	$ (748)
Provision for credit losses	917	37	120	—	(295)
Noninterest expense	4,399	3,414	2,219	2,677	2,460
Net income	3,328	1,097	2,097	848	(1,593)
Return on average allocated capital [(1)]	36 %	30 %	20 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 303,832	$ 170,414	$ 377,109	$ 71,589	$ 41,789
Total deposits	709,339	254,460	360,457	30,155	20,641
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 307,925	$ 172,677	$ 377,658	$ 74,979	$ 39,671
Total deposits	715,778	252,478	371,887	30,885	21,808

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Nine Months Ended September 30, 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 25,020	$ 13,907	$ 14,208	$ 14,859	$ (2,179)
Provision for credit losses	5,761	349	4,849	233	75
Noninterest expense	14,071	10,593	6,910	8,598	1,114
Net income (loss)	3,917	2,239	1,788	4,461	19
Return on average allocated capital [(1)]	14 %	20 %	6 %	17 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 319,084	$ 182,138	$ 394,331	$ 72,702	$ 30,218
Total deposits	803,002	280,828	449,273	45,002	19,926
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Period end					
Total loans and leases	$ 312,447	$ 187,211	$ 356,919	$ 75,475	$ 23,120
Total deposits	872,022	295,893	465,399	56,727	12,839

	Nine Months Ended September 30, 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 29,073	$ 14,625	$ 15,342	$ 12,189	$ (1,884)
Provision for credit losses	2,838	63	356	(18)	(590)
Noninterest expense	13,178	10,302	6,697	8,109	3,375
Net income (loss)	9,858	3,216	6,051	2,930	(1,619)
Return on average allocated capital [(1)]	36 %	30 %	20 %	11 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 297,538	$ 167,069	$ 373,275	$ 70,757	$ 44,530
Total deposits	704,522	256,720	357,413	30,878	20,645
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 307,925	$ 172,677	$ 377,658	$ 74,979	$ 39,671
Total deposits	715,778	252,478	371,887	30,885	21,808

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended Third Second Third September 30 Quarter Quarter Quarter FTE basis data (1) 2020 2019 2020 2020 2019 Net interest income $ 33,493 $ 37,201 $ 10,243 $ 10,976 $ 12,335 Total revenue, net of interest expense 65,815 69,345 20,450 22,454 22,955 Net interest yield 1.96% 2.45% 1.72% 1.87% 2.41 % Efficiency ratio 62.73 60.08 70.42 59.72 66.08 September 30 June 30 September 30 Other Data     2020 2020 2019 Number of financial centers - U.S. 4,309 4,298 4,302 Number of branded ATMs - U.S. 16,962 16,862 16,626 Headcount 211,225 212,796 208,561 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $386 million and $450 million for the nine months ended September 30, 2020 and 2019, respectively; $114 million and $128 million for the third and second quarters of 2020, respectively, and $148 million for the third quarter of 2019. Certain prior-period amounts have been reclassified to conform to current-period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the nine months ended September 30, 2020 and 2019 and the three months ended September 30, 2020, June 30, 2020 and September 30, 2019. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
	2020	2019	**2020**	2020	2019
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 12,876**	$ 24,585	**$ 4,546**	$ 3,799	$ 6,859
Provision for credit losses	**11,267**	2,649	**1,389**	5,117	779
Pretax, pre-provision income	**$ 24,143**	$ 27,234	**$ 5,935**	$ 8,916	$ 7,638
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 266,062**	$ 268,223	**$ 267,323**	$ 266,316	$ 270,430
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,758)**	(1,735)	**(1,976)**	(1,640)	(1,707)
Related deferred tax liabilities	**791**	787	**855**	790	752
Tangible shareholders' equity	**$ 196,144**	$ 198,324	**$ 197,251**	$ 196,515	$ 200,524
Preferred stock	**(23,437)**	(22,894)	**(23,427)**	(23,427)	(23,800)
Tangible common shareholders' equity	**$ 172,707**	$ 175,430	**$ 173,824**	$ 173,088	$ 176,724
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 268,850**	$ 268,387	**$ 268,850**	$ 265,637	$ 268,387
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,185)**	(1,690)	**(2,185)**	(1,630)	(1,690)
Related deferred tax liabilities	**910**	734	**910**	789	734
Tangible shareholders' equity	**$ 198,624**	$ 198,480	**$ 198,624**	$ 195,845	$ 198,480
Preferred stock	**(23,427)**	(23,606)	**(23,427)**	(23,427)	(23,606)
Tangible common shareholders' equity	**$ 175,197**	$ 174,874	**$ 175,197**	$ 172,418	$ 174,874
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 2,738,452**	$ 2,426,330	**$ 2,738,452**	$ 2,741,688	$ 2,426,330
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,185)**	(1,690)	**(2,185)**	(1,630)	(1,690)
Related deferred tax liabilities	**910**	734	**910**	789	734
Tangible assets	**$ 2,668,226**	$ 2,356,423	**$ 2,668,226**	$ 2,671,896	$ 2,356,423
Book value per share of common stock					
Common shareholders' equity	**$ 245,423**	$ 244,781	**$ 245,423**	$ 242,210	$ 244,781
Ending common shares issued and outstanding	**8,661.5**	9,079.3	**8,661.5**	8,664.1	9,079.3
Book value per share of common stock	**$ 28.33**	$ 26.96	**$ 28.33**	$ 27.96	$ 26.96
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 175,197**	$ 174,874	**$ 175,197**	$ 172,418	$ 174,874
Ending common shares issued and outstanding	**8,661.5**	9,079.3	**8,661.5**	8,664.1	9,079.3
Tangible book value per share of common stock	**$ 20.23**	$ 19.26	**$ 20.23**	$ 19.90	$ 19.26

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.